UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)    February 22, 2002
                                                          -----------------



                             COLONIAL HOLDINGS, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


            VIRGINIA                333-18295                54-1826807
          -------------------------------------------------------------
          (State or other          (Commission             (IRS Employer
           jurisdiction of         File Number)         Identification No.)
           incorporation)



             10515 Colonial Downs Parkway, New Kent, Virginia 23124
             -------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code   (804) 966-7223
                                                     ---------------


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ITEM 5.     OTHER EVENTS



     Colonial Holdings, Inc. ("the Company") announces that it has completed its merger pursuant to the Agreement and Plan of Merger, dated as of June 11, 2001, as amended by and among Gameco, Inc., Gameco Acquisition, Inc. and the Company.

     Gameco, Inc., an entity controlled by Jeffrey P. Jacobs, Chairman of the Board and Chief Executive Officer of the Company, will pay $1.12 per share, in cash, for each share of common stock of the Company not currently owned by Mr. Jacobs or his affiliates.

     A copy of the press release concerning this matter is attached hereto as Exhibit A.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                               COLONIAL HOLDINGS, INC.




February 22, 2002                              /s/ Ian M. Stewart
-----------------                              ---------------------------------
Date                                           Ian M. Stewart, President


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